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                                                                    Exhibit 99.1
                               [ATARI LETTERHEAD]

                                                           FOR IMMEDIATE RELEASE


                         Contact: Ryan Barr (Analysts)   Nancy Bushkin (Media)
                                  Atari, Inc.            Atari, Inc.
                                  212/726-6996           212/726-4222
                                  ryan.barr@atari.com    nancy.bushkin@atari.com

                   ATARI ANNOUNCES JUNE 1st DRIV3R LAUNCH DATE

          -- Fiscal 2004 Third Quarter and Full-Year Guidance Revised -
                 -- Earnings Release Date Set for February 2 --


New York, New York, January 27, 2004 - Atari, Inc. (Nasdaq: ATAR), a leading global publisher and developer of interactive entertainment, today announced that it has elected to move the ship date of DRIV3R, the latest installment of the Company's Driver franchise, from the end of March to June 1, 2004.


"The Driver franchise set the benchmark for the driving adventure genre, as the incredible legacy of Driver and Driver 2 has combined to sell more than 12 million units worldwide, said Bruno Bonnell, Chairman and CEO of Atari, Inc. "We believe that this additional time will give our marketing team the ability to exploit DRIV3R's full potential, meeting the high expectations of gamers, media and shareholders," he continued.

Additionally, based on a preliminary review of results from holiday sales, the Company said it expects net revenues and earnings for the third quarter ended December 31, 2003, to be lower than its initial guidance provided in November 2003. Atari anticipates quarterly net revenue of approximately $190 million and net income between $20.5 million and $22.5 million, or between $0.17 and $0.19 per share. The Company is also revising its full-year fiscal 2004 results, based upon a number of factors, including preliminary holiday sales information and the shift of DRIV3R into the fiscal 2005 first quarter. Accordingly, the Company's fiscal 2004 net revenue guidance has been revised to between $460 million and $470 million, and net income and earnings per share are expected to be breakeven, prior to a $39.4 million one-time non-cash dividend relating to the Company's September 2003 recapitalization and public offering. Including the dividend, the Company's loss per share guidance is approximately ($0.40) on a GAAP basis.

On November 3, 2003, the Company issued fiscal 2004 third quarter net revenue guidance between $215 million and $235 million and net income between $28 million and $36 million, or between $0.23 and $0.30 per share. For fiscal 2004, the Company's original guidance was net revenue of $560 million to $590 million and net income of $35 million to $45 million, or $0.36 to $0.46 per share, prior to the one-time non-cash dividend relating to the Company's recent recapitalization and public offering.

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"The strong performance of franchises such as Dragon Ball Z combined with a solid start for several of our holiday releases was unfortunately not enough to offset the underperforming consumer acceptance of other titles in our holiday line-up," said Mr. Bonnell. "While we are disappointed that our financial performance is below our expectations, we remain optimistic that, prior to the dividend, we will report breakeven full-year net income results on the strength of several new titles, including Unreal Tournament 2004 for the PC and Unreal 2:
The Awakening for Xbox; Trivial Pursuit: Unhinged on PlayStation2 and Xbox; and Backyard Baseball 2005 featuring Alex Rodriquez on PlayStation2."


Mr. Bonnell continued, "Looking further ahead, fiscal 2005 will now include DRIV3R and several exciting new properties such as Transformers, Shadow Ops, Duel Masters, and Sid Meier's Pirates!, which will join a roster that will also feature new titles from our Dragon Ball Z, Dungeon & Dragons, Terminator, and Backyard Sports franchises. It is a compelling release slate that we believe will meet the demands of the consumer audience."


Atari will release its financial results for the third quarter on Monday, February 2, 2004, after the close of regular trading. Following the issuance of the earnings release, the Company will host a teleconference with a simultaneous webcast at 4:45 p.m. Eastern Time to discuss its quarterly results, the overall industry and outlook for the remainder of fiscal 2004. Participants on the call will be Bruno Bonnell, Chairman and CEO, David J. Fremed, Senior Vice President and CFO, and Ryan Barr, Director of Investor Relations. To access the teleconference, please dial 1-800-901-5217 (domestic) or 1-617-786-2964 (international), access code 80574926, 10 minutes prior to the start time. The conference call will also be available live via the Internet by accessing the Company's Web site (www.atari.com). To listen to the live webcast, please go to the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.


For those unable to listen to the live broadcast, a replay will be available on the Company's Web site or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), playback access code 68906341, beginning approximately one hour after the conclusion of the call and available through February 9, 2004.

About Atari

New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company's 1,000+ titles include hard-core, genre-defining games such as Driver(TM), Enter the Matrix(TM), Neverwinter Nights(TM), Stuntman(TM), Test Drive(R), Unreal(R) Tournament 2003, and Unreal(R) Championship; and mass-market and children's games such as Backyard Sports(TM), Nickelodeon's Blue's Clues(TM) and Dora the Explorer(TM), Civilization(R), Dragon Ball Z(R) and RollerCoaster Tycoon(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext
5257), the largest interactive games publisher in Europe. For more information, visit www.atari.com.


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SAFE HARBOR STATEMENT

With the exception of the historical information contained in this release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy, Target or Toys "R" Us; fluctuations in the Company's quarterly net revenues and results of operations based on the seasonality of our industry; delays in product development and related product release schedules; maintaining relationships with leading independent video game software developers; adapting to the rapidly changing industry technology, including new console technology; maintaining or acquiring licenses to intellectual property; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings, including our Annual Report on Form 10-K for the year ended March 31, 2003, our quarterly reports on Form 10-Q, and our Registration Statement on Form S-2 (as filed with the SEC on September 18, 2003, Registration No. 333-107819).

The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

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